UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 5, 2004

                            SILVERADO FINANCIAL INC.
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              (Exact name of registrant as specified in its charter)



   Nevada                             000-29049                 86-0824125
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State or other jurisdiction          Commission                IRS Employer
Of incorporation                     File Number          Identification Number


     5976 W. Las Positas Blvd., Suite 112, Pleasanton, CA            94588
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     (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number including area code:   (925) 227-1500


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On May 5,2004 the Company acquired of all of the issued and outstanding shares of Lendingtech.com,Inc. ,(Lendingtech),from Michael Petrullo, its sole owner and shareholder, for $520,000 of debt with the following terms:

                  $200,000 15% Promissory Note
                  $144,000 8% Promissory Note
                  $176,000 5% Convertible Promissory Note
                  ---------------------------------------
                  $520,000 Purchase Price

The Company did not issue any of its shares or pay any cash as consideration for the acquisition. The Company acquired two computer servers, its web site, client base of approximately 24,000 persons and loans in a pipeline which were all valued at $520,000.

The acquisition was determined at arms length between the owners of Lendingtech and the registrant.

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Lendingtech.com  was established in 1988 as a mortgage  brokerage company called
Calabasas Mortgage. It has had a history of providing California homeowners and investors with real estate financing options. Using Internet technology combined with customer service it has been able to offer competitive rates in its product line. It's technology enables loans to close quickly, at a low cost by combining the use of the Internet along with its processing software and automated underwriting systems.

As a result of this transaction, Lendingtech has become and shall continue to operate as a wholly-owned subsidiary of the Registrant.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

Audited financial statements of Lendingtech through December 31, 2003 and unaudited statements for the four months ended April 30, 2004 and the unaudited consolidated pro forma statements of the combined Registrant will be filed by amendment to this filing.

EXHIBITS

10.1  Stock   Purchase   Agreement   between   Silverado   Financial   Inc.  and
Lendingtech.com, Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 19, 2004

                                          SILVERADO FINANCIAL INC.

                                   By  /s/ John Hartman
                                   ---------------------------------------------
                                           John Hartman, Chief Executive Officer


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